UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

On November 13, 2018, Synergy Pharmaceuticals Inc. and certain of its subsidiaries entered into Amendment and Waiver No. 5 (the “Agreement”) to its Term Loan Agreement dated as of September 1, 2017 (as amended, modified or otherwise supplemented from time to time, the “Term Loan Agreement”) with CRG Servicing LLC, as administrative agent and collateral agent and the lenders party thereto (collectively, the “Lenders”).  Amongst other things, pursuant to the Agreement, the Lenders waived compliance with Section 10.01 and related provisions of the Term Loan Agreement through and including 11:59 p.m. (Eastern time) on November 16, 2018.  The Agreement is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

10.1              Amendment and Waiver No. 5, dated as of November 13, 2018, among Synergy Pharmaceuticals Inc., certain of its subsidiaries, CRG Servicing LLC, as administrative agent and collateral agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 14, 2018

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer